Exhibit 32

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of title 18, United States
Code)

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of title 18, United States Code) (the “Act”), each of the undersigned officers of Reliance Steel & Aluminum Co., a California corporation (the “Company”), does hereby certify that:

     The Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the “Periodic Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)) and information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David H. Hannah

David H. Hannah
Chief Executive Officer

/s/ Karla R. McDowell Lewis

Karla R. McDowell Lewis Executive Vice President and Chief Financial Officer
Dated:	November 13, 2003

     The foregoing certification is being furnished solely pursuant to Section 906 of the Act and is not being filed as part of the Periodic Report or as a separate disclosure document.